Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-8 of Resolute Forest Products Inc. of our report dated March 2, 2020, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Resolute Forest Products Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ PricewaterhouseCoopers LLP (1)

Montréal, Canada

August 5, 2020

(1)	CPA auditor, CA, public accountancy permit No. A115888